EXHIBIT (H)(2)
                                                                  --------------

                AMENDMENTS TO TRANSFER AGENT SERVICING AGREEMENT

                                   EXHIBIT B

            U.S. BANCORP FUND SERVICES, LLC AS OF PROCESSING POLICY

     U.S. Bancorp Fund Services, LLC (USBFS) will reimburse the Fund(s) for any net material loss that may exist on the Fund(s) books and for which USBFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts a Fund's net asset value per share by more than 1/2 cent. Gains and losses will be reflected on the Fund's daily share sheet, and the Fund will be reimbursed for any net material loss on a monthly basis. USBFS will reset the as of ledger each calendar month so that any losses which do not exceed the materiality threshold of 1/2 cent will not be carried forward to the next succeeding month. USBFS will notify the advisor to the Fund(s) on the daily share sheet of any losses for which the advisor may be held accountable.

                              AMENDMENT NO.  2 TO
                       TRANSFER AGENT SERVICING AGREEMENT

     The Annual Fee Schedule attached as Exhibit A to the Transfer Agent
                                         ---------
Servicing Agreement dated April 30, 1999 by and between The Catholic Funds, Inc. and Firstar Mutual Services, LLC shall be, and hereby is, amended as follows:

          o The minimum annual fees provided under the subheading "Annual Fee" of said Exhibit A are modified to provide that, for account
                            ---------
               ing/billing purposes, the aggregate of the minimum annual fees for all Funds covered by the Transfer Agent Servicing Agreement will be allocated equally among the Funds subject to the minimum fee.

          o Under the subheading "ACH Shareholder Services" the per account set up and/or change fee shall be reduced from $.50 to $.35.

     To incorporate these changes and changes effected with the August 31, 1999 amendment to the Transfer Agent Servicing Agreement, Exhibit A to that Agreement
                                                     ---------
is hereby amended and restated in its entirety in the form attached hereto.

     IN WITNESS WHEREOF, each of the parties to the Transfer Agent Servicing Agreement has caused this Amendment No. 2 to be executed by its duly authorized officer effective as of this 1st day of October, 2000.

                              THE CATHOLIC FUNDS, INC.

                              By:  /s/  Allan G.  Lorge
                                   ----------------------------------------
                                   Allan G.  Lorge, President

                              FIRSTAR MUTUAL SERVICES, LLC

                              By:  /s/  Joe D.  Redwine
                                   ----------------------------------------

                              Title:  President
                                    ---------------------------------------

                              Name:  Joe D.  Redwine
                                   ----------------------------------------
                                        (Please print or type)

                            THE CATHOLIC FUNDS, INC.

              AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Transfer Agent Servicing Agreement dated as of April 30, 1999, by and between The Catholic Funds, Inc., a Maryland corporation and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE CATHOLIC FUNDS, INC.                U.S. BANCORP FUND SERVICES, LLC

By:  /s/  Theodore F.  Zimmer           By:  /s/    unintelligable
     ------------------------------          -----------------------------------

Amendment to Transfer Agency Servicing Agreement

The Transfer Agency Servicing Agreement dated April 30, 1999 between The Catholic Funds and US Bancorp Fund Services; LLC is amended as follows based upon the dissolution of the three equity funds and the creation of The Catholic Equity Fund with three classes.

Please see attached Fee Schedule.

All other provisions of the agreement remain in full force and effect.

Dated this 15th day of April, 2002

THE CATHOLIC FUNDS

By:  /s/  Theodore F.  Zimmer           Title:  President
     ------------------------------             ---------------------------

US BANCORP FUND SERVICES, LLC

By:  /s/  Joe D. Redwine                Title:  President
     ------------------------------             ---------------------------

                        U.S. BANCORP FUND SERVICES, LLC
                            TRANSFER AGENT SERVICES
                              ANNUAL FEE SCHEDULE


Shareholder Account Fee                 Extraordinary services -
  (Subject to Minimum)                    quoted separately
  No-Load - $15.00 per account
  Load Fund - $16.00 per account        Conversion Estimate - $1.00-$4.00 per
  Money Market - $21.00 per account     shareholder account, minimum $8,000 (if
                                        necessary)
Annual Minimum
  $24,000 fast no-load fund                  Service Charges to Investors
  $28,000 fast load or money                 ----------------------------
  market fund
  $15,000 each additional fund or class Qualified Plan Fees (Billed to Investors)
  Equity - $28,000 first class            $12.50/qualified plan acct
  $10,000 each additional class             (Cap at $25.00 per SSN)
                                          $ 5.00/education IRA acct
  Money Market - $28,000 first class        (Cap at $25.00 per SSN)
  $10,000 each additional class           $15.00/transfer to successor trustee
                                          $15.00/distribution to participant
Plus; 1 basis point per year                (Excluding SWPs)
                                          $15.00 /refund of excess contribution
Activity Charges
  Telephone Call - $1.00 per call       Additional Shareholder Fees
  Draft Check Processing -                (Billed to investors)
    $1.00 per draft                       $15.00/outgoing wire transfer
  Daily Valuation Trades -                $15.00/overnight delivery
    $6.75 per trade                       $ 5.00/telephone exchange
  ACH Shareholder Services:               $25.00/return check or ACH
     $125.00 per month per fund group     $25.00/stop payment
     $.35 per ACH Item, setup             $ 5.00/research request (For
       and/or charge                        requested items of the second
     $5.00 per correction, reversal,        calendar year (or previous]; to
       return item                          the request) (Cap at $25.00)

Plus out-of-pocket expenses, including  Fees and out-of-pocket expenses are
but not limited to:                     billed monthly.
  Telephone - toll-free lines
  Postage
  Stationery; Envelopes
  Programming, Special Reports
  Insurance
  Record Retention
  Microfilm/fiche of records
  Proxies, Proxy Services
  ACH fees
  NSCC charges
  All other out-of-pocket expenses

                        U.S. BANCORP FUND SERVICES, LLC
                   SAMPLE OUT-OF-POCKET EXPENSE ITEMS*<F38>
                   ------
                              PER ITEM ESTIMATES

Forms Costs
  Statement Paper                       $.038/item
  #9, #10 Envelopes                     $.043/item
  Check/Statement Paper                 $ .25/item
  Certificates                          $1.00/item
  Wire Order Confirm (non-NSCC)         $ .22/item
  US Bancorp Fulfillment Envelopes      $ .25/item

Presort Postage (one ounce)             $ .35/item

VRU Services - Port Allocation          $14.00 per port per month
VRU Modifications - Per Project         $200.00/hour

Shareholder System Select Request       $250.00/request

Systems Development/Programming
                                        $150.00/hour
Fund Group Addition

Fund Additions                          $2,000.00/fund group

Fund Group Restore                      $1,000.00/fund or class

Lost Shareholder Search (Keane Tracers)
                                        $1,000.00/occurrence
DAZL
  Installation
  Monthly                               $3.00/search
  Price record transmission
  Other record                          $5,000 installation

NSCC Setup (Fund/SERV, Networking,      $1,000.00/month
Exchanges, ACATS, MF Profile, DCCS,     $    .015/price record
TORA, Commission Settlement)            $    .025/record - other records

*<F38> This is a sample list only.
Plus additional out-of-pocket items as  $5,000.00/fund group installation
required by the client.                 Plus NSCC Transaction and Networking
                                        Charges

                AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, dated as of July 24, 2002, modifies the Transfer Agent Servicing Agreement by and between U.S. Bancorp Fund Services, LLC (the "Transfer Agent") and The Catholic Funds, Inc. (the "Funds"), such Agreement being hereinafter referred to as the "Agreement."

WHEREAS, Section 352 of the USA Patriot Act (the "Act") and the Interim Final Rule (Section 103.130) adopted by the Department of the Treasury's Financial Crimes Enforcement Network (the "Rule") require the Funds to develop and implement an anti-money laundering program and monitor the operation of the program and assess the effectiveness; and

WHEREAS, Section 326 of the Act, as proposed, requires the Funds to develop and implement a Customer Identification Program ("CIP") as part of the Funds' overall anti-money laundering program to ensure, among other things, that the Funds obtain certain information from each of its customers and to be reasonably sure it knows each of its customers; and

WHEREAS, in order to assist its transfer agent clients with their anti-money laundering compliance responsibilities under the Act and the Rule, the Transfer Agent has provided to the Funds for their consideration and approval written procedures describing various tools designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity (the "Monitoring Procedures") as well as written procedures for verifying a customer's identity (the "Customer Identification Procedures"), together referred to as the "Procedures"; and

WHEREAS, the Funds desire to implement the Procedures as part of their overall anti-money laundering program and, subject to the terms of the Act and the Rule, delegate to the Transfer Agent the day-to-day operation of the Procedures on behalf of the Funds.

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1. The Funds acknowledge that they have had an opportunity to review, consider and comment upon the Procedures provided by the Transfer Agent and the Funds have determined that the Procedures, as part of the Funds' overall anti-money laundering program, are reasonably designed to prevent the Funds from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provision of the Bank Secrecy Act and the implementing regulations thereunder.

2. Based on this determination, the Funds hereby instruct and direct the Transfer Agent to implement the Procedures on the Funds' behalf, as such may be amended or revised from time to time.

3. It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Funds' anti-money laundering responsibilities.

4. The Transfer Agent agrees to provide to the Funds (a) prompt written notification of any transaction or combination of transactions that the Transfer Agent believes, based on the Procedures, evidence money laundering activity in connection with the Funds or any shareholder of the Funds, (b) prompt written notification of any customer(s) that the Transfer Agent reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Funds agree not to communicate this information to the customer, (c) any reports received by the Transfer Agent from any government agency or applicable industry self-regulatory organi-zation pertaining to the Transfer Agent's anti-money laundering monitoring on behalf of the Funds as provided in this Amendment, (d) prompt written notification of any action taken in response to anti-money laundering violations as described in (a), (b) or (c), and (e) an annual report of its monitoring and customer identification activities on behalf of the Funds. The Transfer Agent shall provide such other reports on the monitoring and customer identification activities conducted at the direction of the Funds as may be agreed to from time to time by the Transfer Agent and the Funds.

5. The Funds hereby direct, and the Transfer Agent acknowledges, that the Transfer Agent shall (a) permit federal regulators access to such information and records maintained by the Transfer Agent and relating to the Transfer Agent's implementation of the Procedures on behalf of the Funds, as they may request, and (b) permit such federal regulators to inspect the Transfer Agent's implementation of the Procedures on behalf of the Funds.

6. Fees and expenses (other than those already set forth in the Agreement) for services to be provided by the Transfer Agent hereunder shall be set forth in a fee schedule agreed upon by the Funds and the Transfer Agent from time to time. A copy of the initial fee schedule is attached hereto as Exhibit A.

7. This Amendment constitutes the written instructions of the Funds pursuant to the terms of the Agreement. Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Amendment as of the date and year first above written.

/s/  Theodore F.  Zimmer                /s/  Joe Redwine
-----------------------------------     -----------------------------------
The Catholic Funds, Inc.                U.S. Bancorp Fund Services, LLC

By:  /s/  Theodore F.  Zimmer           By:  /s/  Joe Redwine
-----------------------------------     -----------------------------------
     Authorized Officer                      Authorized Officer

                       ANTI-MONEY LAUNDERING FEE SCHEDULE

The fees associated with USBFS's assigned duties and responsibilities are threefold: a base annual fee based on the number of shareholder accounts, a new account fee, and out-of-pocket fees for required database searches on both new and existing accounts. These fees are set forth below:

     AML Base Service (excluding network level three accounts)
     0-999 accounts -              $500.00 per year
     1,000-4,999 accounts -        $1,000 per year
     5,000-9,999 accounts -        $2,500 per year
     10,000 + accounts -           $5,000 per year

     AML New Account Service -     $1.00 per new domestic account
                                   $2.00 per new foreign account

     Out-of-pocket expenses -      at cost of database search engine used
                            -      all other out-of-pocket expenses

                      ADDENDUM TO TRANSFER AGENT AGREEMENT

THIS ADDENDUM, dated as of July 24, 2002, modifies the Transfer Agent Agreement by and between U.S. Bancorp Fund Services, LLC (the "Transfer Agent") and The Catholic Funds, Inc. (the "Funds"), such Agreement being hereinafter referred to as the "Agreement."

WHEREAS, Section 352 of the USA Patriot Act (the "Act") and the Interim Final Rule (Section 103.130) adopted by the Department of the Treasury's Financial Crimes Enforcement Network (the "Rule") require the Funds to develop and implement an anti-money laundering program and monitor the operation of the program and assess the effectiveness; and

WHEREAS, Section 326 of the Act, as proposed, requires the Funds to develop and implement a Customer Identification Program ("CIP') as part of the Funds' overall anti money laundering program to ensure, among other things, that the Funds obtain certain information from each of its customers and to be reasonably sure it knows each of its customers; and

WHEREAS, in order to assist its transfer agent clients with their anti-money laundering compliance responsibilities under the Act and the Rule, the Transfer Agent. has provided to the Funds for their consideration and approval written procedures describing various tools designed to promote the detection and reporting of potential money laundering activity by monitoring certain aspects of shareholder activity (the "Monitoring Procedures") as well as written procedures for verifying a customer's identity (the Customer Identification Procedures"), together referred to as the "Procedures"; and

WHEREAS, the Funds desire to implement the Procedures as part of their overall anti-money laundering program and, subject to the terms of the Act and the Rule, delegate to the Transfer Agent the day-to-day operation of the Procedures on behalf of the Funds.

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1. The Funds acknowledge that they have had an opportunity to review, consider and comment upon the Procedures provided by the Transfer Agent and the Funds have determined that the Procedures, as part of the Funds' overall anti-money laundering program, are reasonably designed to prevent the Funds from being used for money laundering or the financing of terrorist activities and to achieve compliance with the applicable provision of the Bank Secrecy Act and the implementing regulations thereunder.

2. Based on this determination, the Funds hereby instruct and direct the Transfer Agent to implement the Procedures on the Funds' behalf, as such may be amended or revised from time to time.

3. It is contemplated that these Procedures will be amended from time to time by the parties as additional regulations are adopted and/or regulatory guidance is provided relating to the Funds' anti-money laundering responsibilities.

4. The Transfer Agent agrees to provide to the Funds (a) prompt written notification of any transaction or combination of transactions that the Transfer Agent believes, based on the Procedures, evidence money laundering activity in connection with the Funds or any shareholder of the Funds, (b) prompt written notification of any customer(s) that the Transfer Agent reasonably believes, based upon the Procedures, to be engaged in money laundering activity, provided that the Funds agree not to communicate this information to the customer, (c) any reports received by the Transfer Agent from any government agency or applicable industry self-regulatory organi-zation pertaining to the Transfer Agent's anti-money laundering monitoring on behalf of the Funds as provided in this Addendum, (d) prompt written notification of any action taken in response to anti-money laundering violations as described in (a), (b) or (c), and (e) an annual report of its monitoring and customer identification activities on behalf of the Funds. The Transfer Agent shall provide such other reports on the monitoring and customer identification activities conducted at the direction of the Funds as may be agreed to from time to time by the Transfer Agent and the Funds.

5. The Funds hereby direct., and the Transfer Agent acknowledges, that the Transfer Agent shall (a) permit federal regulators access to such information and records maintained by the Transfer Agent and relating to the Transfer Agent's implementation of the Procedures on behalf of the Funds, as they may request, and (b) permit such -federal regulators to inspect the Transfer Agent's implementation of the Procedures on behalf of the Funds.

6. Fees and expenses (other than those already set forth in the Agreement) for services to be provided by the Transfer Agent hereunder shall be set forth in a fee schedule agreed upon by the Funds and the Transfer Agent from time to time. A copy of the initial fee schedule is attached hereto as Exhibit A.

7. This Addendum constitutes the written instructions of the Funds pursuant to the-terms of the Agreement. Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Addendum as of the date and year first above written.

The Catholic Funds, Inc.
-----------------------------------
(the "Funds")

By:  /s/  Theodore F.  Zimmer
    -------------------------------
     Authorized Officer

U.S. Bancorp Fund Services.  LLC
-----------------------------------
 (the "Transfer Agent")

By:
    -------------------------------
     Authorized Officer

                        CUSTOMER IDENTIFICATION PROGRAM

U.S. Bancorp Fund Services ("USBFS") has adopted the following Customer Identification Program ("CIP") pursuant to the final rules under Section 326 of the USA PATRIOT Act. This CIP is part of our overall AML program and is designed to ensure that we are complying with each of the requirements that are set forth in this document. This Program will be fully implemented on October 1, 2003.

DEFINITIONS:

ACCOUNT: Any contractual or other business relationship between a person and a mutual fund established to effect transactions in securities issued by the mutual fund, including the purchase or sale of securities. Excluded from this definition are accounts acquired through acquisition, merger, purchase of assets or assumption of liabilities, as well as accounts opened for the purpose of participating in an employee benefit plan established under the Employer Retirement Income Security Act of 1974. (ERISA).

DOMESTIC ACCOUNT: Any account for a U.S. citizen or an entity established under United States law with a United States address.

FOREIGN ACCOUNT: Any account established for a resident or non-resident alien, including an entity established under the laws of a foreign country and having either a United States or foreign country address. A foreign account would also include a U.S. citizen living abroad.

CUSTOMER: Means a person that opens a new account (this would include all owners, such as both joint tenants); and an individual who opens a new account for:

     1.   an individual who lacks legal capacity, such as a minor, or

     2.   an entity that is not a legal person, such as a civic club

A customer does not include:

     1. A financial institution regulated by a federal functional regulator or a bank regulated by a state bank regulator

     2. Certain readily identifiable entities, including: (a) financial institutions regulated by a federal functional regulator, (b) banks regulated by a state bank regulator; and (c) governmental agencies and instrumentalities and companies that are publicly traded; and

     3. A person that has an existing account (prior to October 1, 2003) with the mutual fund, provided that the mutual fund has a reasonable belief that it knows the true identity of the person.

PERSON: includes natural persons, corporations, trusts, partnerships, associations, syndicates, joint ventures, estates, joint stock companies, any unincorporated organizations or groups, Indian Tribes, and all entities cognizable as legal entities.

CIP: Customer Identification Program. The CIP must be incorporated into the Fund's overall AML Program and approved by the Fund's Board. Further, the CIP must adopt and implement "reasonable procedures" for verifying the identity of customers "to the extent reasonable and practicable," maintain records associated with such verification, and consulting lists of known terrorists.

                  FACTORS USED TO DETERMINE REASONABLE BELIEF

     o Customer information can be independently verified by using database search engines;

     o Customer information can be validated or corroborated by fund personnel or other financial institution intermediary;

     o    Customer has other accounts with the Fund family;

     o Customer documentation is internally consistent (i.e., information on application matches information on check);

     o    Customer documentation for entity account appears genuine

     o Customer is known to Fund agent from having one or more accounts in an unrelated Fund family

USBFS may use one or more of the above factors in determining whether it has a reasonable belief that it knows the Customer. If USBFS cannot conclude that it reasonably knows the Customer, it will either not open the account or will close the account pursuant to the Lack of Verification Procedures. See page 11.

                           PROVIDING CUSTOMER NOTICE

The Fund will ensure that all prospective shareholders (and others that may be acting on their behalf) are aware of the USA PATRIOT Act Section 326 requirements to provide minimum pieces of information before an account can be established. Further, the Fund will provide notice to all prospective shareholders (and others that may be acting on their behalf) that this identification information will be used, along with any additional information the Fund may require for the type of account being established, to become reasonably certain that it knows the identity of the shareholder.

It is contemplated that the notice will be provided in the application but may also be included in the Fund's prospectus, posted on its website and provided orally in person or telephonically. At a minimum, the notice will contain language substantially similar to the following:

                  IMPORTANT INFORMATION ABOUT PROCEDURES FOR
                  OPENING A NEW ACCOUNT

     To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account

     What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask for other identifying documents or information.

1.   OBTAINING MINIMUM REQUIRED INFORMATION BEFORE OPENING AN ACCOUNT

For a domestic account, we must receive the following pieces of information from an individual before we can establish the account:

     a.   Full name of customer

     b. Permanent residential or business street address (if different than mailing address); an alternative address may be provided for those individuals who do not have a permanent street address (such as someone in the military who uses an Army Post Office or "APO" address)

     c.   Social security number

     d.   Date of birth

For a person other than an individual (such as a corporation, partnership or trust) we must receive the following pieces of information before we can establish an account:

     a.   Name

     b.   Principal place of business, local office or other physical location

     c.   Taxpayer identification number

Effective October 1, 2003, we will no longer be accepting or opening foreign accounts except for U.S. citizens living or working in a foreign country where such individuals have provided all minimum required information including a U.S. address and in those few cases where the Fund or its agent has agreed to perform the appropriate verification checks to be reasonably certain that the foreign person or entity is who they say they are. Regardless, the following pieces of information will need to be provided before we can establish the account:

     a.   Full name of customer.

     b.   Permanent residential or business address.

     c. One or more of the following pieces of identification: a taxpayer identification number; passport number and country of issuance; alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard. When opening an account for a foreign business or enterprise that does not have an identification number, the mutual fund must request alternative government-issued documentation certifying the existence of the business or enterprise.

IF THIS MINIMUM REQUIRED INFORMATION IS NOT RECEIVED, THE APPLICATION WILL BE REJECTED AND RETURNED TO THE CUSTOMER WITH A LETTER EXPLAINING WHY THE APPLICATION IS BEING RETURNED AND WHAT INFORMATION IS NECESSARY TO ENSURE THE APPLICATION IS IN GOOD FORM. FOR CIRCUMSTANCES WHEN AN ACCOUNT MAY BE OPENED SUBJECT TO CERTAIN CONDITIONS PENDING VERIFICATION, SEE PAGE 11.

2.   VERIFYING CUSTOMER/CUSTOMER IDENTITY

The Fund, or USBFS, as agent for the investment company clients it services, must have a reasonable belief that it knows the identity of each investment company customer. As explained in more detail below, USBFS will use both documentary as well as non-documentary evidence to verify the identity of every customer that opens or otherwise has control of an account. Although many tools will be used to verify a customer's identity, an automated database (currently USBFS uses the Primary Payment Systems "Identity Chek" non-documentary database) will be the primary method used to verify the identity of a customer. USBFS will be reasonably certain that all new customers that do not produce any type of mismatch using this database are legitimate. Unless a customer's account is specifically noted to the contrary or is excluded from the verification requirement by definition, the customer(s) will be presumed verified by the Identity Chek database software.

In addition, there may be situations in which the Fund or USBFS may rely on 3'd parties to collect identifying information from customers and perform verifications and other duties as required under Section 326 of the USA PATRIOT Act. In order for this reliance to occur, the Fund or its agent must determine:

     o    Such reliance is reasonable under the circumstances;

     o The other financial institution is subject to a rule implementing 31 U.S.C. 5318(h) and is regulated by a federal functional regulator; and

     o The other financial institution enters into a contract requiring it to certify annually to the mutual fund that it has implemented its anti-money laundering program, and that it (or its agent) will perform the specific requirements of the mutual fund's CIP.

3.   RECORD RETENTION OF VERIFICATION INFORMATION

USBFS will retain all documents containing identification information for a period of five (5) years from the date that the account is closed. USBFS will retain all verification documentation for a period of five (5) years from the date of verification.

Identification documents that will be retained are:

     o    Customer application.

     o    W-9/W-8BEN/IMY.

     o    Corporate/trust(omnibus/other entity documents.

     o    Check/wire documents.

Verification documentation that will be retained include:

     o    Database search print-outs.

     o    Recorded telephone calls.

     o    Written notes of telephone calls.

     o    Customer correspondence.

In addition, verification documents (including, but not limited to, facsimile copies of documents, print outs from database searches, or written notes of telephone calls with customers) will be retained for this same five year period in all cases where additional verification is necessary to resolve one or more discrepancies in the information provided by a customer.

4.   CUSTOMER/CUSTOMER DATABASE CHECKS AGAINST GOVERNMENT LISTS

All customers will be systematically compared to all government lists (as these lists become known), including OFAC, anytime any one of these lists is updated. Further, all new accounts will be run against the government lists. Any matches received for new or existing accounts will be reported to the appropriate federal agency in charge of that list.

USE OF RISK FACTORS

USBFS will use the following risk factors in its Customer Identification
Program:

     o Method by which the customer opens the account (i.e. check, wire, NSCC).

     o    Type of account maintained (i.e.  individual/corporate/trust).

     o    Type/nature of Fund's customers (i.e.  retail/institutional).

     o    Customer's country of residence (domestic/foreign).

     o How shares are distributed, purchased, liquidated or exchanged (i.e. broker sold/sold directly).

APPLICATION OF RISK FACTORS

All of the risk factors will be considered and applied in determining the adequacy of the information and documentation provided to verify the customer/customer's identity. For instance, we will be less concerned about network level three (3) accounts (type of account) opened by broker-dealers (how shares are distributed) through the NSCC (method by which the account is opened), versus a private entity (type of account) account that is opened for a customer by wire from a non-cooperative foreign country (method by which account is opened) with instructions to wire the proceeds of any liquidation request to a bank in another foreign country (how shares may be liquidated). Accounts that will be considered high risk and maybe subject to further inquiry and analysis include, but are not limited to:

     o    Any foreign account opened in a FATF country.

     o    Accounts opened by wire coming from a FATF country.

Accounts that may be considered high risk and subject to further identification verification include, but are not limited to:

     o    Accounts opened by wire coming from a foreign country.

     o    Accounts opened via the internet.

     o Shell accounts opened by individuals, private corporations or other entities.

     o    Accounts with no permanent street address.

DOMESTIC ACCOUNT IDENTIFICATION VERIFICATION PROCEDURES

The steps indicated below will be taken to verify the identity of a customer or customers. It is contemplated that both documentary as well as non-documentary information will be used for most domestic accounts, although verification will almost be exclusively conducted through non-documentary methods as customers generally open their accounts without appearing in person. Documentary information will include any of the documents, including the application, that the customer sends to establish an account. Non-documentary information may include computer-generated printouts from database searches, customer information supplied by investment advisory firms that may have special relationships with certain customers, and recordings of customer calls.

Further, additional identification verification steps may be taken if the account is considered high risk. If we do not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund may also reserve the right to close the account within 5 business days (or such other time period as disclosed in the Fund's prospectus) if clarifying information/documentation is not received. This disclaimer will also be conspicuously disclosed in the Fund's prospectus and/or application. Please see Lack of Verification Procedures on page 11.

                        NATURAL PERSON(S)*<F39> ACCOUNTS

Identifying Information Required:

     1.   Customer's full name.

     2. Street address or under special circumstances where the customer may be in the military or does not have a permanent street address, an APO box or a relative's address may be provided.

     3.   Social security number.

     4.   Date of birth.

*<F39> Natural Person(s) accounts include any individual, joint tenant, tenant in common and any other non-institutional or entity type of account.

The following procedures, in addition to those included in USBFS' new account opening procedures, may be used to verify the identity of the customer (both documentary and non-documentary) include, but are not necessarily limited to:

     1. Signed application with substitute W-9 language containing penalties of perjury language regarding the person's social security number being true and accurate.

     2.   Checking with bank where check or wire originated.

     3. Identity "Chek" database comparing person's name and social security number for reasonableness. This software will indicate, among other things, whether the SSN matches the name of the shareholder, was retired or doesn't match the age of the customer.

     4. Retrieving birthdate information from internet sources and comparing to the date of birth provided on the application.

     5. Reverse look-up on customer's telephone number (if provided) and comparing to address provided on application.

     6.   Call customer to clarify identification information,, if necessary.

     7. Checking any other related accounts for additional identification information.

     8. Discussing identifying information provided with Fund personnel and/or USBFS relationship manager for further clarification and/or obtaining further identifying information.

                               CUSTODIAL ACCOUNTS

Identifying Information Required:

     1.   Custodian's full name.

     2. Street address (for both Custodian and minor) or under special circumstances where the customer may be in the military of does not have a permanent street address, an APO address or a relative's address may be provided.

     3.   Social security number of both Custodian and the minor.

     4.   Date of birth of both Custodian and minor.

Procedures Used to Verify Identity:

All the same procedures for identifying a natural person will be used to identify the custodian. The minor will not be independently verified. We may collect beneficiary information (in this case the minor's information) for other purposes than for anti-money laundering compliance.

                                 TRUST ACCOUNTS

Identifying Information Required:

     1.   Name of Trust.

     2.   Address of Trust.

     3.   Document evidencing the existence of the Trust.

If USBFS cannot verify the identity of the Trust or is not comfortable with the documentation received, it may also elect to verify the trustee or trustees who have authority over the Trust. The trustee will need to provide:

     1.   Trustee(s) full name.

     2.   Street address.

     3.   Social Security Number.

     4.   Date of birth.

Procedures Used to Verify the Identity of the Trustee:

All the same procedures identified above for natural persons will be used to verify the identity of each trustee. In addition, documentary evidence of the trust instrument must be provided including that portion that identifies the trustee(s).

                               CORPORATE ACCOUNTS

Identifying Information Required:

     1.   Corporation's full name

     2. Business Street address: principal place of business, local office or other physical location

     3.   Tax identification number

     4.   Certified articles of incorporation

     5. Individuals authorized to transact business on behalf of the corporation along with these individual's identifying information (name, permanent residential street address, social security number and date of birth)

Procedures Used to Verify Identity:

All the same procedures for identifying a natural person may be used to identify the authorized person(s) in #5 above if USBFS is not comfortable with the documentation received The following additional procedures (documentary and non-documentary) may also be taken:

     1. Verifying the existence of the corporation either by checking the corporate directory listing of public companies provided by Commerce Clearing House or other similar means, or, in the case of a privately held corporation, checking with the specific state agency responsible for registering and authorizing the corporation's ability to do business within that state.

     2.   Contacting bank where check or wire originated

     3.   Obtaining corporate resolutions and by-laws.

     4. Obtaining certificates of incumbency and/or other corporate documents indicating who is authorized to conduct business on behalf of the corporation.

                                OMNIBUS ACCOUNTS

Identifying Information Required:

     1.   Full name of omnibus account holder.

     2.   Business street address.

     3.   Employer Identification Number.

Procedures Used to Verify Identity:

Same procedures for identifying a natural person will be used to identify the authorized person if USBFS is not comfortable with the documentation received The following additional procedures may be taken:

     1. Verify the existence of the broker dealer or nominee by checking that entity's registration with the NASD or similar agency for corporate nominees.

     2.   Obtaining corporate resolutions and by-laws.

     3. Obtaining certificates of incumbency and/or other corporate documents indicating who is authorized to conduct business on behalf of the corporation.

NOTE: This customer may be exempt and not subject to verification. However, the customer will be analyzed, to the extent reasonable and practicable, to determine its status as an exempt customer. If USBFS is unable to determine its status as an exempt customer, it will treat the entity as a customer and will attempt to verify its identity or reject the account in accordance with the procedures outlined on page 11.

                             BANKS/TRUST COMPANIES

Identifying Information Required

     1.   Full name of Bank or Trust Company.

     2.   Business street address.

     3.   Employer Identification Number.

Procedures Used to Verify Identity:

Same procedures for identifying a natural person will be used to identify the authorized person if USBFS is not comfortable with the documentation received. The following additional procedures may be taken:

     1. Verify the existence of the Bank/Trust Co./Credit Union/Savings and Loan through banking or other federal/state regulatory agencies.

     2.   Obtaining appropriate resolutions.

     3. Obtaining certificates of incumbency and/or other documents indicating who is authorized to conduct business on behalf of the banking institution.

NOTE: This customer may be exempt and not subject to verification. However, the customer will be analyzed, to the extent reasonable and practicable, to determine its status as an exempt customer. If USBFS is unable to determine its status as an exempt customer, it will treat the entity as a customer and will attempt to verify its identity or reject the account in accordance with the procedures outlined on page 11.

                     PARTNERSHIP/CLUBS/LODGES/ASSOCIATIONS

Identifying Information Required:

Same information as for corporate accounts

Procedures Used to Verify Identity:

Same procedures for identifying a natural persons will be used to identify the authorized person for any entity that is not a "legal" entity such as a civic club. For a partnership or other legally recognized entity, USBFS may verify the authorized person(s) if it cannot otherwise verify the existence of the entity. The following additional procedures may be taken:

     1. Verify the existence of the partnership/club/lodge/association by checking with appropriate federal or state authorities, if applicable.

     2. Obtain partnership agreement or other appropriate documentation to indicate official existence of the organization.

     3. Obtain authorized person resolutions or other documentation evidencing who has the authority to act on behalf of the partnership/club/lodge/ association.

                                 OTHER ENTITIES

Identifying Information Required:

Same information as for Partnerships/Clubs/Lodges/Associations

Procedures Used to Verify Identity:

Same procedures for identifying a natural person will be used to identify the authorized person if USBFS is not comfortable with the documentation on the other entity. The following additional procedures may be taken:

     1. Verify the existence of the entity through appropriate governmental authority, if applicable.

     2.   Obtain documentation indicating the nature and purpose of the entity.

     3. Obtain documentation evidencing who has the authority to act on behalf of the entity.

                        LACK OF VERIFICATION PROCEDURES

1. WHEN AN ACCOUNT WILL NOT BE OPENED: Generally, whenever the customer fails to include all identification information as instructed on the Fund's application. This lack of identifying information may include any documentation, such as a trust instrument or certified articles of incorporation that may be required by the type of account being established. However, the Fund or its agent may reject any account if, in accordance with the Fund's prospectus, and in the opinion of the Fund or its agent, the account is suspected of being opened for fraud or money laundering purposes.

     USBFS, as agent for the Fund will correspond with the prospective customer advising them of the reasons (including, if applicable the identification and verification requirements under the USA PATRIOT Act) their account has been rejected and what, if any, information is required to allow the application to be accepted.

2. WHEN AN ACCOUNT MAY BE CONDITIONALLY ESTABLISHED: All accounts that are required to be verified are run through a fraud software database ("Identity Chek") and the account owners are presumed to be verified as long as there is no mismatching or other information that appears as a warning for that account. Further, the Fund or its agent may elect to open an account that may lack one or more pieces of documentation (such as a trust instrument or partnership agreement) but may not allow any additional transactions to occur (or may not allow the account to liquidate shares) until such missing documentation is received. USBFS; as agent for the Funds will correspond with the customer advising them of the conditional acceptance of their purchase and what additional information is necessary to remove the condition(s).

3. WHEN THE FUND SHOULD FILE A SUSPICIOUS ACTIVITY REPORT: The Funds or its agent may file a Suspicious Activity Report ("SAW") with FinCEN whenever it reasonably believes that criminal activity, including money laundering, may be taking place. USBFS, on behalf of its Fund clients, will review the totality of circumstances surrounding the opening of an account in reaching a determination as to whether a SAR should be filed. Instances which may rise to the level of triggering a SAR filing would be:

     a. A wire is received from a bank in a non-cooperative foreign country to establish the account.

     b.   The individual/person establishing the account is on the OFAC list.

     c. The individual seeking to open the account is asking questions about our SAR reporting obligations.

These are only very general examples of several potential SAR generating circumstances. and other facts surrounding the account opening request would be analyzed before deciding to file a SAR.

4.   WHEN THE FUND SHOULD CLOSE AN ACCOUNT AFTER VERIFICATION ATTEMPTS HAVE
     FAILED: The Fund will close an account within 5 business days of account opening (or such other period as may be disclosed in its prospectus) at the net asset value of the Fund on the day the account is closed if it cannot be reasonably certain of the customer's identity. USBFS, as agent for the Fund, will correspond with the customer to advise them, if appropriate, of why their account is being closed and the efforts conducted to attempt to verify their identity.

FOREIGN ACCOUNT IDENTIFICATION PROCEDURES

NOTE: This section will only apply to those Funds who have contractually agreed to perform, either through an agent or otherwise, the verification required by these final Section 326 rules.

While many of the same pieces of identifying information and documentation that is required for domestic accounts will be required for foreign accounts, some of the information will be different and some others may not be obtainable or capable of verification. This may be especially true of foreign entities where other types of verification measures may have to be utilized to be reasonably sure we are dealing with a legitimate entity. To the extent the Fund or its agent is unsure of the identity of the foreign person or entity, the Fund or its agent will either reject the application if the required information is missing, or the account will be flagged as being a high risk account until the clarifying information/documentation is obtained. (See Lack of Verification Procedures above) If the additional information/documentation is not received upon request (within 5 business days or such other time as disclosed in the Fund's prospectus), the foreign account will be closed and proceeds sent back to the sender at the net asset value on the day of liquidation.

                               NATURAL PERSON(S)

Identifying Information Required

     1.   Customer's full name.

     2.   Permanent residential street address.

     3.   One or more of the following pieces of identification:

          a.   a taxpayer identification number.

          b.   passport number and country of issuance.

          c.   alien identification card number.

          d. number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photo-graph or similar safeguard.

Procedures Used to Verify Identity: to be provided by Fund or its agent

                                FOREIGN ENTITIES

Identifying Information Required

     1.   Entity's full name.

     2. Business street address: principal place of business, local office or other physical location.

     3.   Foreign country's identification number issued to that entity.*<F40>

*<F40> When opening an account for foreign business or enterprise that does not have an identification number, the mutual fund must request alternative government-issued documentation certifying the existence of the business or enterprise.

Procedures Used to Verify Identity (to the extent this is possible):

All the same procedures for identifying a natural person will be used to identify the authorized person, if the Funds or its agent is not comfortable with the documentation of the foreign entity. The following additional procedures (documentary and non-documentary) may be taken:

     1. Verifying the existence of the foreign entity by contacting the appropriate foreign governmental agency responsible for the entity

     2. Obtaining documentation from the foreign entity that indicates its purpose (such as copy of foreign partnership agreement, corporate resolution, by-laws, etc.)

     3. Obtaining documentation indicating who has the authority to act on behalf of the entity.

     4.   Checking with foreign bank where check or wire originated.